Filed Pursuant to Rule 433

Registration Statement No. 333-184777

June 17, 2013

Final Term Sheet

0.889% Notes Due 2016

Dated June 17, 2013

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	June 24, 2016

Coupon:	0.889%

Ratings (Moody’s / S&P):*	Aa1 (stable) / AA (stable)

Interest Payment Dates:	June 24 and December 24 of each year, commencing December 24, 2013

Benchmark Treasury:	0.50% due June 15, 2016

Benchmark Treasury Yield:	0.489%

Spread to Benchmark Treasury:	+40 bps

Yield to Maturity:	0.889%

Price to Public:	Per Note: 100%; Total: $750,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 0.10%

Trade Date:	June 17, 2013

Settlement Date:**	June 24, 2013 (T+5)

CUSIP / ISIN:	166764 AC4 / US166764AC43

Concurrent Debt Offerings:	The issuer is also offering $2,000,000,000 of its 1.718% Notes Due 2018, $1,000,000,000 of its 2.427% Notes Due 2020, and $2,250,000,000 of its 3.191% Notes Due 2023

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Blaylock Robert Van, LLC Muriel Siebert & Co., Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; and Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Filed Pursuant to Rule 433

Registration Statement No. 333-184777

June 17, 2013

Final Term Sheet

1.718% Notes Due 2018

Dated June 17, 2013

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$2,000,000,000

Maturity Date:	June 24, 2018

Coupon:	1.718%

Ratings (Moody’s / S&P):*	Aa1 (stable) / AA (stable)

Interest Payment Dates:	June 24 and December 24 of each year, commencing December 24, 2013

Benchmark Treasury:	1.00% due May 31, 2018

Benchmark Treasury Yield:	1.068%

Spread to Benchmark Treasury:	+65 bps

Yield to Maturity:	1.718%

Price to Public:	Per Note: 100%; Total: $2,000,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 0.10% Par call: On or after May 24, 2018

Trade Date:	June 17, 2013

Settlement Date:**	June 24, 2013 (T+5)

CUSIP / ISIN:	166764 AE0 / US166764AE09

Concurrent Debt Offerings:	The issuer is also offering $750,000,000 of its 0.889% Notes Due 2016, $1,000,000,000 of its 2.427% Notes Due 2020, and $2,250,000,000 of its 3.191% Notes Due 2023

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Blaylock Robert Van, LLC Muriel Siebert & Co., Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; and Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Filed Pursuant to Rule 433

Registration Statement No. 333-184777

June 17, 2013

Final Term Sheet

2.427% Notes Due 2020

Dated June 17, 2013

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,000,000,000

Maturity Date:	June 24, 2020

Coupon:	2.427%

Ratings (Moody’s / S&P):*	Aa1 (stable) / AA (stable)

Interest Payment Dates:	June 24 and December 24 of each year, commencing December 24, 2013

Benchmark Treasury:	1.375% due May 31, 2020

Benchmark Treasury Yield:	1.577%

Spread to Benchmark Treasury:	+85 bps

Yield to Maturity:	2.427%

Price to Public:	Per Note: 100%; Total: $1,000,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 0.15% Par call: On or after May 24, 2020

Trade Date:	June 17, 2013

Settlement Date:**	June 24, 2013 (T+5)

CUSIP / ISIN:	166764 AG5 / US166764AG56

Concurrent Debt Offerings:	The issuer is also offering $750,000,000 of its 0.889% Notes Due 2016, $2,000,000,000 of its 1.718% Notes Due 2018, and $2,250,000,000 of its 3.191% Notes Due 2023

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Blaylock Robert Van, LLC Muriel Siebert & Co., Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; and Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Filed Pursuant to Rule 433

Registration Statement No. 333-184777

June 17, 2013

Final Term Sheet

3.191% Notes Due 2023

Dated June 17, 2013

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$2,250,000,000

Maturity Date:	June 24, 2023

Coupon:	3.191%

Ratings (Moody’s / S&P):*	Aa1 (stable) / AA (stable)

Interest Payment Dates:	June 24 and December 24 of each year, commencing December 24, 2013

Benchmark Treasury:	1.75% due May 15, 2023

Benchmark Treasury Yield:	2.191%

Spread to Benchmark Treasury:	+100 bps

Yield to Maturity:	3.191%

Price to Public:	Per Note: 100%; Total: $2,250,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 0.15% Par call: On or after March 24, 2023

Trade Date:	June 17, 2013

Settlement Date:**	June 24, 2013 (T+5)

CUSIP / ISIN:	166764 AH3 / US166764AH30

Concurrent Debt Offerings:	The issuer is also offering $750,000,000 of its 0.889% Notes Due 2016, $2,000,000,000 of its 1.718% Notes Due 2018, and $1,000,000,000 of its 2.427% Notes Due 2020

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Blaylock Robert Van, LLC Muriel Siebert & Co., Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847; J.P. Morgan Securities LLC collect at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; and Wells Fargo Securities, LLC toll-free at 1-800-326-5897.